     As filed with the Securities and Exchange Commission on April 8, 1999.

                                                  Commission File No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                               SPEEDFAM-IPEC, INC.
             (Exact name of Registrant as specified in its charter)

            Illinois                                             36-2421613
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              305 North 54th Street
                             Chandler, Arizona 85226

                                 (602) 961-2175

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 AUGUST 13, 1997 EXECUTIVE EMPLOYMENT AGREEMENT
                            (Full title of the plan)

                               Richard J. Faubert
                      President and Chief Executive Officer
                              305 North 54th Street
                             Chandler, Arizona 85226
                                 (602) 961-2175
 (Name, address and telephone number including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

                             Jonathan A. Koff, Esq.
                               Chapman and Cutler
                             111 West Monroe Street
                             Chicago, Illinois 60603
                                 (312) 845-3000

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================
                        AMOUNT       PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
TITLE OF SECURITIES     TO BE         OFFERING PRICE       AGGREGATE       REGISTRATION
  TO BE REGISTERED   REGISTERED(1)     PER SHARE(2)      OFFERING PRICE         FEE
----------------------------------------------------------------------------------------
Common Stock,
without par value    35,500          $ 12.50            $443,750          $124
========================================================================================

-------------------
(1) The shares covered by this Registration Statement represent shares of common stock underlying options granted to Roger D. McDaniel President and Chief Executive Officer of Integrated Process Equipment Corp. pursuant to an Executive Employment Agreement dated August 13, 1997, as amended, between Roger D. McDaniel and Integrated Process Equipment Corp. and assumed by SpeedFam-IPEC, Inc. and as adjusted by the exchange ratio pursuant to the Agreement and Plan of Merger dated November 19, 1998.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

                                EXPLANATORY NOTE

         SpeedFam International Inc., predecessor company to SpeedFam-IPEC, Inc. ("SpeedFam"), SpeedFam, Inc., a wholly owned subsidiary of SpeedFam, and Integrated Process Equipment Corp. ("IPEC") entered into an Agreement and Plan of Merger, dated November 19, 1998 pursuant to which IPEC merged with and into SpeedFam, Inc. Upon consummation of the merger, IPEC became a wholly owned subsidiary of SpeedFam and SpeedFam amended its articles of incorporation to change its name to SpeedFam-IPEC, Inc.

         Pursuant to and in accordance with the Agreement and Plan of Merger, SpeedFam has assumed the August 13, 1997 Executive Employment Agreement between IPEC and Roger D. McDaniel. Post-merger, each stock option issued pursuant to the August 13, 1997 Executive Employment Agreement became exercisable for that number of whole shares of SpeedFam-IPEC, Inc. common stock equal to the product of the number of shares of IPEC common stock that were issuable upon exercise of such option immediately prior to the consummation of the merger multiplied by the merger conversion rate of .71, rounded down to the nearest whole number of shares of SpeedFam-IPEC, Inc. common stock. The per share exercise price for the shares of SpeedFam-IPEC, Inc. common stock issuable upon exercise of such assumed stock option was adjusted accordingly.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below which have been filed with the Securities and Exchange commission are incorporated herein by reference to the extent not modified or superseded by documents subsequently filed or furnished:

                  (a) SpeedFam's Prospectus filed pursuant to Rule 424(b) on March 9, 1999 (Registration No. 333-71897);



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
                  (b) SpeedFam's Current Report on Form 8-K dated November 19, 1998 (File No. 0-26784);

                   (c) Description of the Common Stock of SpeedFam contained in the Registrant's Form 8-A (File No. 0-26784) filed with the Commission on September 18, 1995;

                   (d) Integrated Process Equipment Corp.'s Current Report on Form 8-K dated January 31, 1999 (File No. 0-20470);

                   (e) Integrated Process Equipment Corp.'s Current Report on Form 8-K dated January 19, 1999 (File No. 0-20470); and

                   (f) Integrated Process Equipment Corp.'s Current Report on Form 8-K dated November 19, 1998 (File No. 0-20470).

         All documents subsequently filed by SpeedFam pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

         SpeedFam undertakes to provide without charge to each person to whom a copy of the Prospectus relating to this Registration Statement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in such Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to SpeedFam - IPEC, Inc., 305 North 54th Street, Chandler, Arizona 85226, Attention: Investor Relations (telephone:
602-705-2100).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock offered hereby will be passed upon for the SpeedFam by Chapman and Cutler, Chicago, Illinois. Mr. Charles A. Kelly, a partner of Chapman and Cutler, serves as Secretary of the SpeedFam and owns 20,000 shares of the SpeedFam's Common Stock. In addition, Mr. Kelly has sole voting and dispositive power over 627,070 shares of Common Stock held in the Nancy Jo Farley Trust, a revocable trust, of which he serves a co-trustee. Mr. Kelly also shares voting and dispositive power over 691,380 shares of Common Stock held in the Makoto Kouzuma Trust, a revocable trust, of which he serves as co-trustee and over 137,380 shares of Common Stock held in the SpeedFam Employees' Profit Sharing Plan and Trust, of which he serves as co-trustee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the "BCA") sets forth the conditions and limitations governing the indemnification of officers, directors, and other persons.

         Reference is made to Article X of SpeedFam's Bylaws which provides for indemnification of directors, officers, employees or agents of SpeedFam's to the full extent permitted by the above-mentioned section of the Act.

         Section 8.75(g) of the BCA and Article X, Section(g) of the Bylaws also authorize SpeedFam to purchase and maintain insurance on behalf of any director, officer, employee or agent of SpeedFam against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not SpeedFam would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the Act or Bylaws. SpeedFam currently maintains a directors and officers liability policy in the amount of $5 million.

ITEM 7. NOT APPLICABLE

ITEM 8. EXHIBITS

         See List of Exhibits on page II-8 hereof.

ITEM 9. UNDERTAKINGS

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chandler, County of Maricopa, Arizona on April 6, 1999.

                                    SPEEDFAM-IPEC, INC.

                                    By /s/ Richard J. Faubert
                                       ----------------------
                                    Richard J. Faubert, President and Chief
                                    Executive Officer
                                    (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard J. Faubert and Roger K. Marach, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying, and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURES                         TITLE                             DATE
      ----------                         -----                             ----
 /s/ James N. Farley     Co-Chairman and Director                     April 6, 1999
 -------------------
   James N. Farley

  /s/ Sanjeev Chitre     Co-Chairman and Director                     April 6, 1999
  ------------------
    Sanjeev Chitre

  /s/ Makoto Kouzuma     Vice Chairman and Director                   April 6, 1999
  ------------------
    Makoto Kouzuma

/s/ Richard J. Faubert   President and Chief Executive Officer and    April 6, 1999
----------------------   Director (Principal executive officer)
  Richard J. Faubert

 /s/ Roger K. Marach     Treasurer, Assistant Secretary and Chief     April 6, 1999
 -------------------     Financial Officer (Principal financial and
   Roger K. Marach       accounting officer)

  /s/ Neil R. Bonke                  Director                         April 6, 1999
  -----------------
    Neil R. Bonke

                                     Director                         April 6, 1999
----------------------
  William J. Freschi

                                     Director                         April 6, 1999
 -------------------
   Richard S. Hill

                                     Director                         April 6, 1999
   ----------------
     Kenneth Levy

/s/ Roger D. McDaniel                Director                         April 6, 1999
---------------------
  Roger D. McDaniel

                                                                           SEQUENTIALLY
EXHIBIT                                                                      NUMBERED
NUMBER                         DESCRIPTION                                     PAGE

  4.1     Executive Employment Agreement between Integrated Process
          Equipment Corp. and Roger D. McDaniel, dated August 13, 1997.
          Incorporated by reference to Exhibit 4.1 to Integrated Process
          Equipment Corp.'s Registration Statement on Form S-8 filed on
          July 16, 1998 (File No. 333-59189) ..............................

  4.2     Amendment to Executive Employment Agreement between Integrated
          Process Equipment Corp. and Roger D. McDaniel, dated December 4,
          1997.  Incorporated by reference to Exhibit 4.2 to Integrated
          Process Equipment Corp.'s Registration Statement on Form S-8
          filed on July 16, 1998 (File No. 333-59189)......................

  5.1     Opinion of counsel for the Registrant, regarding the legality of the securities registered hereunder..............................

 23.1     Consent of counsel for the Registrant (included in Exhibit 5.1 hereto)..........................................................

 23.2     Consent of KPMG LLP..............................................

 23.3     Consent of KPMG LLP..............................................

 24.1     Power of Attorney (included on pages II-5 and II-6 of this
          Registration Statement)..........................................


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